UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                   Date of Report (Date of earliest event reported)                                February 16, 2005

                                           HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

                                                                 Delaware
(State or Other Jurisdiction of Incorporation)

                            0-22388                                                                  99-0273889
               (Commission File Number)                                    (IRS Employer Identification No.)

      5565 Red Bird Center Drive, Suite 150, Dallas, Texas                                       75237
  (Address of Principal Executive Offices)                                                     (Zip Code)

                                                             (214) 623-8446
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On February 16, 2005, Home Solutions of America, Inc., a Delaware corporation (the "Company") provided written notice to Rehak Associates Mobile Services, Inc. d/b/a RAM Home Warranty and RamSpec, Inc. (the "RAM Companies") that the Company was terminating the Stock Purchase Agreement, dated July 1, 2004, as amended on September 8, 2004, with the shareholders of the RAM Companies (the "Agreement"), whereby the Company would have acquired 100% of the outstanding stock of the RAM Companies.  Since November 1, 2004, either party to the Agreement has had the right to terminate the Agreement without liability to the other party.  The Company terminated the Agreement due to the amount of time and resources that were required to complete the regulatory approval process with the California Department of Insurance.  The Company did not incur any penalties in terminating the Agreement.

Item 8.01.  Other Events.

As disclosed by the Company in a press release dated February 16, 2005 (the "Press Release"), the Company has entered into a non-binding letter of intent to acquire 100% of Cornerstone Building and Remodeling, Inc., a Florida corporation ("Cornerstone").  The proposed terms of such acquisition are as follows:  the consideration that would be received by the sole shareholder of Cornerstone in such acquisition would be (i) $4,000,000 cash, (ii) an unsecured promissory note in the original principal amount of $2,500,000, with quarterly payments of interest only for five years, and the principal due in a single installment on March 31, 2010, and (iii) the number of shares of the Company's common stock equal to $4,200,000 divided by 110% of the average closing trading price of the common stock over the 20 trading days prior to the execution of the definitive agreement.  The sole shareholder of Cornerstone would also receive earn-out payments for calendar years 2005, 2006, and 2007 if Cornerstone's EBITDA exceeds $2,400,000 in any of those calendar years.  Such earn-out payment would equal 30% of such excess amount, in general.  This acquisition is subject to negotiation and execution of a definitive acquisition agreement that will include numerous closing conditions, including the Company's ability to obtain $6.5 million of financing.  There can be no assurances that these conditions will be satisfied, or that consummation of this transaction will occur.

The full text of the Press Release, which announced both of the events discussed in Items 1.02 and 8.01 above, is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

     None.

(b)         Pro forma financial information.

     None.

(c)        Exhibits.

No.	Description
99.1	Company Press Release dated February 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
(Registrant)

By: /s/ Rick J. O'Brien
Rick J. O'Brien
Dated: February 16, 2005	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Company Press Release dated February 16, 2005.